UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 27, 2015

EQT Midstream Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35574	37-1661577
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 Liberty Avenue, Suite 1700 Pittsburgh, Pennsylvania	15222
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (412) 553-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry Into a Material Definitive Agreement.

Equity Distribution Agreement

On August 27, 2015, EQT Midstream Partners, LP (EQM) entered into an Equity Distribution Agreement (Distribution Agreement) by and among EQM, on the one hand, and Deutsche Bank Securities Inc., Barclays Capital Inc., BNP Paribas Securities Corp., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., J.P. Morgan Securities LLC, Mitsubishi UFJ Securities (USA), Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., SunTrust Robinson Humphrey, Inc., USCA Securities LLC and Wells Fargo Securities, LLC (each, a Manager and collectively, the Managers), on the other hand. Pursuant to the terms of the Distribution Agreement, EQM may sell from time to time through the Managers, as EQM’s sales agents, EQM’s common units representing limited partner interests having an aggregate offering price of up to $750,000,000 (the Units).  The sales, if any, of the Units under the Distribution Agreement will be made by means of ordinary broker transactions on the New York Stock Exchange at market prices, in block transactions, or as otherwise agreed upon by the Managers and EQM.

Under the terms of the Distribution Agreement, EQM may also sell Units to one or more of the Managers as principal for its own account at a price agreed upon at the time of sale.  If EQM sells Units to one or more of the Managers as principal, EQM will enter into a separate agreement with such Manager and EQM will describe such agreement in a separate prospectus supplement or pricing supplement.

The Units have been registered under the Securities Act of 1933, as amended (the Securities Act), pursuant to EQM’s shelf registration statement on Form S-3 (Registration No. 333-205812), as supplemented by the Prospectus Supplement dated August 27, 2015 relating to the sale of the Units (the Prospectus Supplement).

The Distribution Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which EQM and the Managers have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. EQM expects to use the net proceeds from any sale of the Units for general partnership purposes, which may include, among other things, paying or refinancing all or a portion of EQM’s indebtedness outstanding at the time and funding working capital, capital expenditures or acquisitions.

As more fully described under the caption “Plan of Distribution” in the Prospectus Supplement, from time to time, the Managers and their affiliates have provided, directly or indirectly, investment and commercial banking or financial advisory services to EQM and its affiliates, for which they have received customary fees and commissions, and they expect to provide these services to EQM and its affiliates in the future, for which they expect to receive customary fees and commissions.  In addition, affiliates of certain of the Managers are lenders under EQM’s revolving credit facility. To the extent EQM uses proceeds from this offering to repay indebtedness under its credit facility, such affiliates may receive proceeds from this offering.

The Distribution Agreement and the above descriptions have been included to provide investors and security holders with information regarding the terms of the Distribution Agreement.  They are not intended to provide any other factual information about EQM, EQT Midstream Services, LLC, the general partner of EQM (EQM General Partner), or their respective subsidiaries, affiliates, businesses or equity holders.  The representations, warranties and covenants contained in the Distribution Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Distribution Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other as a way of allocating contractual risk between them that differ from those applicable to investors.  Moreover, the subject matter of the representations and warranties are subject to more recent developments.  Accordingly, investors should be aware that these representations, warranties and covenants or any description thereof alone may not describe the actual state of affairs of EQM, EQM General Partner, or their respective subsidiaries, affiliates, businesses or equity holders as of the date they were made or at any other time.

The foregoing description and the description contained in the Prospectus Supplement are not complete and are qualified in their entirety by reference to the full text of the Distribution Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Legal opinions relating to the Units are included as Exhibits 5.1 and 8.1 to this Current Report.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

EXHIBIT NUMBER	DESCRIPTION

1.1	Equity Distribution Agreement, dated as of August 27, 2015, by and among EQT Midstream Partners, LP and the Managers named therein.
5.1	Opinion of Baker Botts L.L.P.
8.1	Opinion of Baker Botts L.L.P., relating to tax matters.
23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1 hereto).
23.2	Consent of Baker Botts L.L.P. (included in Exhibit 8.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT MIDSTREAM PARTNERS, LP

By:	EQT Midstream Services, LLC,
its general partner

By:	/s/ Philip P. Conti
Philip P. Conti
Senior Vice President and Chief Financial Officer

Date:  August 27, 2015

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

1.1	Equity Distribution Agreement, dated as of August 27, 2015, by and among EQT Midstream Partners, LP and the Managers named therein.
5.1	Opinion of Baker Botts L.L.P.
8.1	Opinion of Baker Botts L.L.P., relating to tax matters.
23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1 hereto).
23.2	Consent of Baker Botts L.L.P. (included in Exhibit 8.1 hereto).